UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

DOVER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)

(630) 541-1540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DOV	New York Stock Exchange
1.250% Notes due 2026	DOV 26	New York Stock Exchange
0.750% Notes due 2027	DOV 27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Dover Corporation (the “Company”) held on May 7, 2021, the Company’s shareholders approved the Dover Corporation 2021 Omnibus Incentive Plan (the “Plan”). The Company’s Board of Directors approved the Plan on February 12, 2021, subject to shareholder approval.

Under the Plan, the Company may make a variety of equity and cash-based awards to employees, non-employee directors and certain other service providers of the Company and its affiliates to stimulate their efforts towards the success of the Company and its affiliates and to facilitate recruitment and retention by making available the benefits of common stock ownership in the Company and other long-term incentive opportunities. The Plan replaces the Company’s 2012 Equity and Cash Incentive Plan, as amended (the “Former Plan”). As of May 7, 2021 no further grants may be made under the Former Plan and the 4,888,197 shares available for additional award grant purposes under the Former Plan became available for issuance (in addition to 8,300,000 newly authorized shares) under the Plan.

A more detailed description of the Plan was set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 18, 2021 under the heading “Proposal 2 - Adoption of 2021 Omnibus Incentive Plan” and is incorporated herein by reference. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Company held on May 7, 2021, the shareholders:

(1)	elected ten directors,

(2)	adopted the Dover Corporation 2021 Omnibus Incentive Plan;

(3)	ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021, and

(4)	approved, on an advisory basis, named executive officer compensation.

The shareholders did not approve the shareholder proposal regarding the right to allow shareholders to act by written consent.

The voting results for each such proposal are reported below.

1.    To elect ten directors:

Director	For	Against	Abstain	Broker Non-Vote
Deborah L. DeHaas	120,370,254	263,293	201,154	9,258,086
H. John Gilbertson, Jr.	118,833,657	1,790,299	210,745	9,258,086
Kristiane C. Graham	116,608,453	4,007,872	218,376	9,258,086
Michael F. Johnston	119,037,435	1,541,769	255,497	9,258,086
Eric A. Spiegel	120,059,103	531,953	243,645	9,258,086
Richard J. Tobin	118,790,678	1,875,567	168,456	9,258,086
Stephen M. Todd	117,802,909	2,819,297	212,495	9,258,086
Stephen K. Wagner	117,196,120	3,417,223	221,358	9,258,086
Keith E. Wandell	118,159,877	2,427,309	247,515	9,258,086
Mary A. Winston	116,326,050	4,283,557	225,094	9,258,086

2.    To adopt the Dover Corporation 2021 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Vote
110,554,495	9,932,950	347,256	9,258,086

3.    To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021:

For	Against	Abstain	Broker Non-Vote
125,630,267	4,228,523	233,997	0

4.    To approve, on an advisory basis, named executive officer compensation:

For	Against	Abstain	Broker Non-Vote
111,998,354	8,389,358	446,989	9,258,086

5.	A shareholder proposal regarding the right to allow shareholders to act by written consent:

For	Against	Abstain	Broker Non-Vote
39,055,328	81,345,732	433,641	9,258,086

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Dover Corporation 2021 Omnibus Incentive Plan

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2021	DOVER CORPORATION
(Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

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